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                                                                       EXHIBIT I




                                 KUTAK ROCK LLP                    ATLANTA
                                                                   CHICAGO
                                   SUITE 3100                      DES MOINES
                             1801 CALIFORNIA STREET                FAYETTEVILLE
                                                                   IRVINE
                           DENVER, COLORADO 80202-2626             KANSAS CITY
                                                                   LITTLE ROCK
                                  303-297-2400                     LOS ANGELES
                             FACSIMILE 303-292-7799                OKLAHOMA CITY
                                                                   OMAHA
                                www.kutakrock.com                  PASADENA
                                                                   RICHMOND
                                                                   SCOTTSDALE
                                                                   WASHINGTON
                                                                   WICHITA

                                January 28, 2005

Colorado BondShares --
  A Tax-Exempt Fund
Suite 1000
1200 17th Street
Denver, CO 80202

         Re: Colorado BondShares --A Tax-Exempt Fund, Shares of Beneficial Interest


Ladies and Gentlemen:

         We have acted as counsel to Colorado BondShares --A Tax-Exempt Fund (the "Company"), a Massachusetts business trust, in connection with the filing of Post-Effective amendment number 20 (the "Post-Effective Amendment") to the Company's Registration Statement on Form N-1A (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") and Amendment number 23 to the Registration Statement under the Investment Company Act of 1940, as amended, to which this opinion is filed as an exhibit. The registration statement covers a continuous offering by the Company of shares of beneficial interest in the Company (collectively, the "Shares"). The Registration Statement, as amended, on file with the Securities and Exchange Commission (the "Commission") at the time such Post-Effective Amendment becomes effective (including financial statements and schedules, exhibits and all other documents filed as a part thereof or incorporated therein) are herein referred to as the "Registration Statement."

         In connection with this opinion, we have made such investigations and examined such records, including a copy of the Company's Supplemental Declaration of Trust and any amendments thereto (the "Declaration"), Bylaws, a certificate dated a recent date of the Secretary of the Commonwealth of Massachusetts as to the existence of the Company, copies of corporate minutes as we deemed necessary to the performance of our services and to give this opinion. We have also examined and are familiar with the originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records and other instruments as we have deemed necessary for the preparation of this opinion. In expressing this opinion, we have relied, as to any questions of fact upon which our opinion is predicated, upon representations and certificates of the officers of the Company.



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KUTAK ROCK LLP

January 28, 2005
Page 2




         In giving this opinion we assumed:

                  (a) the genuineness of all signatures and the authenticity and completeness of all documents submitted to us as originals;

                  (b) the conformity to originals and the authenticity of all documents supplied to us as certified, photocopied, conformed or facsimile copies and the authenticity and completeness of the originals of any such documents; and

                  (c) the proper, genuine and due execution and delivery of all documents by all parties to them and that there has been no breach of the terms thereof.

         Based upon the foregoing and subject to the qualifications set forth above, and assuming (i) that the Registration Statement has become effective under the Act, (ii) that all required actions are taken and conditions satisfied with respect to the issuance of the Company's Shares as specified in the Registration Statement, and (iii) consideration is received for the Shares: we are of the opinion that, when issued, the Shares will be legally issued, fully paid and non-assessable, except that, as set forth in the Registration Statement, shareholders of the Fund may under certain circumstances be held personally liable for its obligations.

         In giving the foregoing opinion, we express no opinion as to the laws of any jurisdiction other than the State of Colorado and the federal laws of the United States of America. To the extent that the opinion is governed by Massachusetts law, we advise you that we do not hold ourselves out as actively practicing law in Massachusetts, and our conclusions regarding the law of the Commonwealth of Massachusetts is based entirely on our review of the documents listed above and our investigation of the law in effect in the Commonwealth of Massachusetts as of the date hereof.

         We consent to the filing of this opinion as an exhibit to the Registration Statement and the use of our name in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission promulgated pursuant thereto.

                                Very truly yours,


                                /s/ Kutak Rock LLP
                                ------------------------------------------------
                                 Kutak Rock LLP